EXHIBIT 8

List of Subsidiaries

We are a holding company for the following significant subsidiaries as at December 31, 2005:

Name of company	Place of incorporation	Equity interest attributable to PCCW
PCCW-HKT Limited	Hong Kong	100%
PCCW-HKT Telephone Limited	Hong Kong	100%
PCCW-HKT Business Services Limited	Hong Kong	100%
PCCW-HKT Network Services Limited	Hong Kong	100%
PCCW Teleservices (Hong Kong) Limited	Hong Kong	100%
PCCW-HKT Technical Services Limited	Hong Kong	100%
PCCW Media Limited	Hong Kong	100%
PCCW Teleservices Operations (Hong Kong) Limited	Hong Kong	100%
Cascade Limited	Hong Kong	100%
PCCW IMS Limited	Hong Kong	100%
Pacific Century Systems Limited	Hong Kong	100%
Corporate Access Limited	Cayman Islands	100%
BtN Access (HK) Limited (now known as PCCW Global (HK) Limited)	Hong Kong	100%
Beyond The Network Limited (now known as PCCW Global Limited)	Hong Kong	100%
PCCW Global (Singapore) Pte. Ltd.	Singapore	100%
PCCW (Beijing) Limited(1)	The PRC	100%
Omnilink Technology Limited	British Virgin Islands	100%
Unihub China Information Technology Company Limited(2)	The PRC	38.2%
Unihub Limited (now known as PCCW Solutions Limited)	Hong Kong	100%
PCCW Business eSolutions Limited	Hong Kong	100%
PCCW Powerbase Data Center Services (HK) Limited	Hong Kong	100%
Power Logistics Limited	Hong Kong	100%
PCCW Directories Limited	Hong Kong	100%
ChinaBiG Limited	Hong Kong	76.97%
Pacific Century Premium Developments Limited	Bermuda	61.66%
Cyber-Port Limited	Hong Kong	61.66%
Beijing Jing Wei House and Land Estate Development Co., Ltd.(3)	The PRC	61.66%
Talent Master Investments Limited	British Virgin Islands	61.66%
Taiwan Telecommunication Network Services Co., Ltd.	Republic of China	56.56%
SUNDAY Communications Limited	Cayman Islands	79.35%
Mandarin Communications Limited	Hong Kong	79.35%
SUNDAY 3G (Hong Kong) Limited	Hong Kong	79.35%
UK Broadband Limited	United Kingdom	100%

Notes:
1. Represents a wholly foreign owned enterprise.
2. Represents a Sino-foreign equity joint venture.
3. Represents a Sino-foreign cooperative joint venture.